THE SENIOR NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SENIOR NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS SENIOR NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
THIS SENIOR NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE QUALIFIED INSTITUTIONAL BUYERS IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.
ANY PURCHASER OR HOLDER OF THE SENIOR NOTES OR ANY INTEREST THEREIN REPRESENTS BY ITS PURCHASE AND HOLDING OF THE SENIOR NOTES THAT EITHER (1) IT IS NOT (A) AN EMPLOYEE BENEFIT PLAN AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO ERISA OR A PLAN DESCRIBED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (B) A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA), A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) OR A NON-U.S. PLAN (AS DESCRIBED IN SECTION 4(B)(4) OF ERISA) THAT IS NOT SUBJECT TO THE REQUIREMENTS OF ERISA OR THE CODE BUT IS SUBJECT TO SIMILAR PROVISIONS UNDER APPLICABLE FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS (“SIMILAR LAWS”) OR (C) AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLANS PURSUANT TO SECTION 3(42) OF ERISA, U.S. DEPARTMENT OF LABOR REGULATIONS OR OTHERWISE, OR (2) THE PURCHASE AND HOLDING OF THE SENIOR NOTES WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR UNDER ANY APPLICABLE SIMILAR LAWS.
HUMANA INC. RESERVES THE RIGHT TO MODIFY THE FORM OF CERTIFICATES REPRESENTING THE SENIOR NOTES FROM TIME TO TIME TO REFLECT ANY CHANGES IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THEIR PURCHASE OR RESALE. THE SENIOR NOTES AND RELATED DOCUMENTATION, INCLUDING THIS LEGEND, MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THE SENIOR NOTES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR

REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF SECURITIES SUCH AS THE SENIOR NOTES GENERALLY. EACH HOLDER OF THIS CERTIFICATE SHALL BE DEEMED, BY THE ACCEPTANCE OF THIS CERTIFICATE, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

HUMANA INC.
Global Certificate initially representing
$[ ] initial aggregate principal amount of
6.062% Senior Notes due 2036
CUSIP No.: 440929 AA5
    ISIN No.: US440929AA53
No. [ ]

HUMANA INC., a Delaware corporation (the “Issuer” or the “Company,” which terms include any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to [ ], or registered assigns, the principal sum not in excess of the Maximum Amount (as such term is defined in the Thirty-Second Supplemental Indenture) reflected on the books and records of the Security Registrar in accordance with the terms of the Indenture on February 15, 2036 and to pay interest thereon (computed on the basis of a 360-day year of twelve 30-day months), semi-annually in arrears on February 15 and August 15 (the “Interest Payment Dates”) of each year, commencing on August 15, 2026, at the rate per annum specified in the title of this Note from the date of issuance, or if the date of issuance is not an Interest Payment Date, from the most recent Interest Payment Date to which interest has been paid or duly provided for, or if this Note is issued prior to August 15, 2026, from May 15, 2026.
The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on February 1 or August 1 (the “Record Date”) immediately preceding such Interest Payment Date. Except as provided herein, payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained by the Company for such purpose, in the Borough of Manhattan, The City of New York, which initially will be in the corporate trust office of an affiliate of The Bank of New York Mellon Trust Company, N.A., the Trustee for this Note under the Indenture, located at 240 Greenwich Street, New York, New York 10286, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
Reference is hereby made to the further provisions of this Note as set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
Unless the certificate of authentication hereon has been executed by or on behalf of The Bank of New York Mellon Trust Company, N.A., the Trustee for this Note under the Indenture, or its successor thereunder, by the manual or electronic signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
Dated:
HUMANA INC.
By:
Name:
Title:
Attest:
By:
Name:
Title:
[Signature Page to 2036 Global Note No. [ ]]

CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein described in the within-mentioned Indenture.
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee
By:
Authorized Signatory

Dated:

(Reverse of Note)
HUMANA INC.
This Note is one of a duly authorized issue of Securities of the Company designated as its 6.062% Senior Notes due 2036 (the “Senior Notes”). The Senior Notes are one of an indefinite number of series of debt securities of the Company (the “Securities”), issued or issuable under and pursuant to a base indenture, dated as of August 5, 2003 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) (as successor to The Bank of New York) (herein called the “Trustee,” which term includes any successor Trustee under the Indenture), as supplemented by a thirty-second supplemental indenture, dated as of May 15, 2026 (the “Thirty-Second Supplemental Indenture”; the Base Indenture as supplemented by the Thirty-Second Supplemental Indenture is herein called the “Indenture”), to which Indenture and all indentures supplemental thereto (other than supplemental indentures creating a different series of notes) reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Senior Notes and the terms upon which the Senior Notes are to be authenticated and delivered. The terms, conditions and provisions of the Senior Notes are those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, and those set forth in this Note. This Note is one of a series designated on the face hereof initially issued in an aggregate principal amount of $0 and limited in aggregate principal amount to the Maximum Amount (as such term is defined in the Thirty-Second Supplemental Indenture). Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.
The terms of other series of Securities issued under the Base Indenture may vary with respect to interest rates or interest rate formulas, issue dates, maturity, redemption, repayment, currency of payment and otherwise as provided in the Base Indenture. The Base Indenture further provides that Securities of a single series may be issued at various times, with different maturity dates and may bear interest at different rates. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
This Note is not subject to any sinking fund.
If an Event of Default (other than an Event of Default described in Section 501(5) or 501(6) of the Indenture, with respect to the Company) with respect to the Senior Notes shall occur and be continuing, then either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Senior Notes of this series then Outstanding may declare the aggregate principal amount of the Senior Notes of this series due and payable in the manner and with the effect provided in the Indenture. If an Event of Default specified in Section 501(5) or 501(6) occurs with respect to the Company, all of the unpaid principal amount and accrued interest thereon shall ipso facto become and be immediately due and payable in the manner and with the effect provided in the Indenture without any declaration or other act by the Trustee or any Holder.

Prior to November 15, 2035 (three months prior to their maturity date) (the “Par Call Date”), the Company may redeem the Senior Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Senior Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to the date of redemption, and
(2) 100% of the principal amount of the Senior Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the Redemption Date.
On or after the Par Call Date, the Company may redeem the Senior Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Senior Notes being redeemed plus accrued and unpaid interest thereon to the Redemption Date.
“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.
If on the third business day preceding the Redemption Date H.15 TCM or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date, and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date, or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no responsibility for the calculation of the Redemption Price.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each Holder of the Senior Notes to be redeemed.
In the case of a partial redemption, selection of the Senior Notes for redemption will be made, in the case of Global Securities, in accordance with the Depositary’s procedures, and in the case of definitive Securities, by lot. No Senior Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the note upon surrender for cancellation of the original Note. For so long as the Senior Notes are held by the Depository Trust Company (or another depositary), the redemption of the Senior Notes shall be done in accordance with the policies and procedures of the Depositary.
Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Senior Notes or portions thereof called for redemption.
As provided in the Indenture, the Senior Notes shall be subject to repurchase by the Company or a third party at the option of the Holders at a purchase price of 101% upon the occurrence of a Change of Control Triggering Event. Upon receipt of notice of a Change of Control Offer, Holders electing to have Senior Notes repurchased pursuant to the Change of Control Offer shall either (i) surrender this Note with the form of “Option of Holder to Elect Repurchase” attached hereto completed or (ii) transfer its Senior Notes to the Paying Agent by book-entry transfer pursuant to the applicable procedures of the Paying Agent, in either case prior to the close of business on the third Business Day prior to the Change of Control Payment Date.
The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee with the consent of the Holders of more than 50% in aggregate principal amount of the Securities at the time Outstanding of each series issued under the Indenture to be affected thereby, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of the Securities of such series; provided, however, that no such supplemental indenture shall, among other things, (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or interest thereon, if any, or any premium payable upon redemption thereof; (ii) change the Place of Payment on any Security or the currency or currency unit in which any Security or the principal or interest thereon is payable; (iii) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof; (iv) reduce or alter the method of computation of any amount payable upon redemption, repayment or purchase of any Securities by the Company (or the time when such redemption, repayment or purchase may be made); or (v) reduce the percentage in principal amount of the Securities, the Holders of which are required to consent to any supplemental indenture, without the consent of the Holder of each Security affected thereby. The Indenture also contains provisions permitting the Holders of more than 50% in aggregate principal amount of the Securities of each series at the time outstanding, on behalf of the Holders of all the Securities of that series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to such series, except a default in the payment of principal of or interest, if any, on any Security of that series or a default with respect to a covenant or provision of the Indenture which cannot be amended without the consent of such Holder.
The Senior Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Senior Notes shall be initially issued in the form of a Global Security. All payments of principal of (and premium, if any) and interest on the Senior Notes will be made to the Trustee so long as the Senior Notes are in the form of a Global Security. As provided in the Indenture and subject to certain limitations therein set forth, the Senior Notes are exchangeable for a like aggregate principal amount of Senior Notes as requested by the Holder surrendering the same. If (x) the Depositary is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, (y) the Company delivers to the Trustee a Company Order to the effect that this Note shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Senior Notes, this Senior Note shall be exchangeable for Senior Notes in definitive form and in an equal aggregate principal amount. Such definitive Senior Notes shall be registered in such name or names as the Depositary shall instruct the Trustee.
As provided in the Indenture and subject to certain limitations set forth therein and above, the transfer of this Senior Note may be registered on the Security Register of the

Company, upon surrender of this Senior Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by such Holder’s attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.
No reference herein to the Indenture and no provisions of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Senior Note at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.
No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
Prior to due presentment of this Senior Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee shall treat the Person in whose name this Senior Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
This Note (and if this Note is a Global Security, any beneficial interest herein) shall not be offered, sold, pledged or otherwise transferred except in compliance with the requirements set forth in the legends hereof. If this Note is an individual Note, the Trustee, as Security Registrar, shall not be required to effect any transfer (other than to the Company or The Depository Trust Company, as Depositary, or its nominee) of this Note on the Security Register unless it receives a certificate substantially in the form set forth in Annex A and duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, together with other documentation, including any opinions of counsel, requested by the Company or the Trustee in order to confirm compliance with the transfer restrictions set forth herein.
Certain of the Company’s obligations under the Indenture with respect to Senior Notes may be terminated if the Company irrevocably deposits with the Trustee money or Government Obligations sufficient to pay and discharge the entire indebtedness on all Senior Notes, as provided in the Indenture.
No recourse shall be had for the payment of the principal of (and premium, if any), or the interest, if any, on this Note, or for any claim based thereon, or upon any obligation, covenant or agreement of the Company in the Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise; and all such personal liability is expressly released and waived as a condition of, and as part of the consideration for, the issuance of this Note.

The Indenture and the Senior Notes shall be governed by and construed in accordance with the laws of the State of New York.

ASSIGNMENT/TRANSFER FORM
FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto (insert Taxpayer Identification No.)

(Please print or typewrite name and address including postal zip code of assignee)
the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said
Note on the books of the Company with full power of substitution in the premises.

Date: __________________
NOTICE: The signature of the registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

OPTION OF HOLDER TO ELECT PURCHASE
If you elect to have this Note purchased by the Company pursuant to Section 1109 of the Indenture, check this box:
If you want to elect to have only part of this Note purchased by the Company pursuant to Section 1109 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $____________________________________________
Date:         __ Your Signature                                _
                   (Sign exactly as your name appears on the other side of the Security)

Signature Guarantee: ____________________________________________________________
(Signature must be guaranteed)
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

Schedule I
The initial principal amount evidenced by this Note is $0.
CHANGES TO PRINCIPAL AMOUNT OF SENIOR NOTES EVIDENCED BY THIS NOTE

Date	Principal Amount of Senior Notes by which this Note is to be Reduced or Increased, and Reason for Reduction or Increase	Remaining Principal Amount of Notes Represented by this Senior Note	Notation Made by